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                                                               Exhibit 10.13

                              SECOND AMENDMENT
                            ANGELICA CORPORATION

                   1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

         The Angelica Corporation 1994 Non-Employee Directors Stock Plan ("Plan") was adopted effective November 29, 1994. The Plan was amended by a First Amendment effective as of January 27, 1998.

         Angelica Corporation now wishes to further amend the Plan to provide for a uniform vesting schedule for stock grants pursuant to Article II of the Plan and to revise the stock option exercisability period following the date an optionee's service as a director ends.

         NOW, THEREFORE, the Plan is hereby amended effective January 1, 2004 as follows:

         1.       Section 2.5 is amended to read in its entirety as follows:

         2.5 Forfeiture of Shares. Shares issued to a Non-Employee Director (or held by a Permissible Transferee) pursuant to this Plan, including previously granted Shares subject to forfeiture as of January 1, 2004, shall be forfeitable to the Company until "earned out" as follows:

                  DATE                                 EARNOUT SCHEDULE

                  First anniversary date of grant      One-third (1/3rd) of Shares granted

                  Second anniversary date of grant     One-third (1/3rd) of Shares granted

                  Third anniversary date of grant      One-third (1/3rd) of Shares granted

                  Any Shares which are not earned out at the time a Non-Employee Director's service as a Director ends shall be immediately forfeited, except as set out in Section 5.2.

                  All fractional Shares earned out on the first and second anniversary dates of grant shall be rounded down to the next lower whole number; all remaining Shares shall be earned out on the third anniversary date of grant. Notwithstanding any provisions of this Section 2.5 to the contrary, Shares subject to forfeiture as of January 1, 2004 shall be earned out under the pre-amendment provisions of this Section 2.5 if such provisions accelerate the time such Shares become nonforfeitable.


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         2.       Section 4.4(d) is amended to read in its entirety as follows:

                  (d) The Option shall not be exercisable after the earliest of (i) for an Optionee whose service as a Director ends by reason of death or Disability, or for any other reason on or after the date such Director has completed six (6) years of service as a Non-Employee Director, the last day of the twenty-fourth (24th) month after the month in which the Optionee's service as a Director terminates; (ii) for an Optionee whose service as a Director ends for any reason other than death or Disability prior to such Director's completion of six (6) years of service as a Non-Employee Director, the last day of the third month after the month in which the Optionee's service as a Director terminates; or (iii) the expiration of the term of the Option under the Option Agreement.

         The undersigned hereby certifies that the Board of Directors duly adopted the foregoing on the 27th day of January, 2004, effective as of January 1, 2004.

                           By:    /s/ Steven L. Frey
                                  ------------------

                           Title: Vice President, General Counsel & Secretary


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